Exhibit 99.1

LRR Energy, L.P. Announces 2014 Fourth Quarter and Year End Results and 2015 Guidance

Houston, Texas (March 3, 2015) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) announced today its operating and financial results for the three months and year ended December 31, 2014.

Eric Mullins, Chairman and Co-Chief Executive Officer, commented, “Overall, we are pleased with our results for the fourth quarter of 2014. Our financial and operating results improved over the third quarter in part due to our Stroud acquisition that closed on October 1, 2014.” Charlie Adcock, Co-Chief Executive Officer, reflected that, “Despite our strong quarter, we expect that 2015 will be challenging given the current outlook for commodity prices, which is reflected in our 2015 capital budget.  Our Board of Directors approved a 2015 capital budget of $19 million, which is a 46% decrease from our 2014 capital budget of $35 million.”

Selected Financial and Operating Information

A summary of selected financial and operating information follows.  For consolidated financial statements for the three months and year ended December 31, 2014, please see the accompanying tables on pages 7-9.

	Three Months Ended	Year Ended
	December 31, 2014	December 31, 2014
	(unaudited)
	(in thousands, except per unit amounts)

Oil, natural gas and natural gas liquids sales	$25,676	$116,545
Gain (loss) on commodity derivative instruments, net (1)	$70,414	$71,235
Total revenues	$96,104	$187,905
Lease operating expense	$7,133	$25,821
Production and ad valorem taxes	$1,918	$8,738
Impairment of oil and natural gas properties (2)	$37,758	$37,758
General and administrative expense	$2,937	$11,447
Interest expense	$2,805	$10,472
Net income (loss)	$31,153	$52,742
Net income (loss) available to unitholders	$31,153	$52,742
Net income (loss) per limited partner unit	$1.12	$1.94

(1) See commodity derivative settlements on page 6.

(2) Non-cash charge to impair the value of our proved oil and natural gas properties in the Permian Basin and the Mid-Continent regions.

	Three Months Ended	Year Ended
	December 31, 2014	December 31, 2014
	(unaudited)
	(in thousands, except distribution coverage ratio)

Capital expenditures	$6,549	$32,389
Adjusted EBITDA (1)	$21,863	$83,385
Distributable cash flow (1)	$13,727	$52,034

Cash distribution	$13,978	$54,520
Distribution coverage ratio(1)	0.98	0.95

(1) Non-GAAP financial measure. See reconciliation of non-GAAP financial measures beginning on page 10.

	Three Months Ended	Year Ended
	December 31, 2014	December 31, 2014

Average net production (Boe/d)	6,641	6,433
Average cost per Boe:
Lease operating expense	$11.68	$11.00
Production and ad valorem taxes	$3.14	$3.72
General and administrative expense	$4.81	$4.88

LRR Energy’s average net production for the first quarter of 2015 was approximately 6,750 Boe/d through February 28, 2015.

Proved Reserves

As of December 31, 2014, LRR Energy had 33.8 MMBoe of estimated proved reserves, of which approximately 88% were proved developed reserves.  Our reserves are 52% oil and NGLs and 48% natural gas as measured by volume as of December 31, 2014.  Excluding the impact of production during 2014 and reserve adds associated with the Stroud acquisition, proved reserves increased 12% compared to 2013 due to reserve additions and revisions.  Production replacement through reserve additions and revisions during 2014 was 155%.  The reserve estimates were calculated using the unweighted arithmetic average first-day-of-the-month closing price for each month of 2014. Commodity prices were adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead. The average trailing twelve-month index prices were $94.99/Bbl for NYMEX-WTI and $4.35/MMBtu for NYMEX-Henry Hub natural gas.  For NGL pricing, a differential is applied to the $94.99/Bbl average trailing twelve-month index price for oil.  As of December 31, 2014, the standardized measure of our estimated proved reserves was $441.7 million.

Recent Events

As of March 2, 2015, LRR Energy had $240 million of outstanding borrowings under its revolving credit facility and $50 million of outstanding borrowings under its term loan.  LRR Energy currently has $20 million of available borrowing capacity under its revolving credit facility.  Based on the current commodity price environment and our 2014 year end proved reserves, our borrowing base may be reduced below our current outstanding borrowings. We are reviewing alternatives to reduce our outstanding debt under the Credit Agreement, which may include the issuance of debt and equity and the sale of assets.  Management believes cash flow from operations and the proceeds from various financing alternatives including our At-the-Market Offering Program with MLV and Co., LLC will provide the financial flexibility to execute our 2015 capital program and debt reduction.

On January 20, 2015, LRR Energy announced that the Board of Directors of its general partner declared a cash distribution for the fourth quarter of 2014 of $0.4975 per outstanding unit, or $1.99 on an annualized basis.  The distribution was paid on February 13, 2015 to all unitholders of record as of the close of business on January 30, 2015. Additionally on February 13, 2015, LRR Energy converted the remaining 4,480,000 subordinated units on a one-for-one basis into common units pursuant to the terms of its partnership agreement.

2015 Guidance

Based on current estimates and outlook for commodity prices, and assuming no future acquisitions, our 2015 guidance is as follows:

2015 Guidance
Daily Production (Boe/d)	6,350-6,550

LOE ($/Boe)	$11.50-$12.50

Capital Expenditures ($MM)	$19.0

Our 2015 capital expenditure budget of $19.0 million consists entirely of maintenance capital expenditures. As with the past few years, the significant majority of our capital program will be focused in our Red Lake field within the Permian Basin.  Approximately 83% and 86% of the budget is earmarked for our Red Lake Field and the Permian Basin, respectively.  Approximately 12% of the budget is in the Mid-Continent, primarily for non-operated horizontal drilling in the Putnam field and the remaining 2% in the Gulf Coast region.  Approximately 56% of the budget is allocated towards recompletions, 29% towards drilling and completions and the remaining 15% towards non-production related projects, which includes facility upgrades and plugging and abandonment projects. In total, we intend to participate in the drilling of 5 wells, 3 of which are LRR Energy-operated Red Lake wells, and recomplete 26 Red Lake wells during 2015.

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors. While management believes that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those management anticipates, as set forth under “Forward-Looking Statements.”

Commodity Derivative Contracts

As of December 31, 2014, LRR Energy had the following outstanding derivative contracts.

	Index	2015	2016	2017	2018
Natural gas positions
Price swaps (MMBTUs)	NYMEX-HH	5,500,236	5,433,888	5,045,760	2,374,800
Weighted average price		$5.72	$4.29	$4.61	$4.28

Basis swaps (MMBTUs)	NYMEX	5,326,559	2,877,047	—	—
Weighted average price		$(0.1661)	$(0.1115)	$—	$—

Oil positions
Price swaps (BBLs)	NYMEX-WTI	757,321	610,131	473,698	562,524
Weighted average price		$93.16	$87.27	$84.34	$82.26

Basis swaps (BBLs)	Argus-	397,035	—	—	—
Weighted average price	Midland-Cushing	$(3.4087)	$—	$—	$—

NGL positions
Price swaps (BBLs)	Mont Belvieu	236,149	—	—	—
Weighted average price		$34.46	$—	$—	$—

Annual Report

LRR Energy expects to file its Annual Report on Form 10-K with the Securities and Exchange Commission no later than March 6, 2015.  The 10-K will be available on the Investor Relations page of LRR Energy’s website at www.lrrenergy.com or on the Securities and Exchange Commission website at www.sec.gov.

Webcast and Conference Call

LRR Energy will host a webcast and conference call on Wednesday, March 4, 2015, at 10:00 a.m. Eastern time (9:00 a.m. Central time) to discuss these results.  Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 70811704).  It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call.  Participants may access the webcast from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations.”

A telephonic replay will be available after the call through March 18, 2015. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 70811704).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America.  LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events.  Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address expected future business, operational and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and other similar words.  Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, the risk that oil, natural gas or NGL prices will remain at current levels for a prolonged period or decline further, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results and future events could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2013 and LRR Energy’s subsequent filings with the SEC.  All forward-looking statements speak only as of the date of this press release.  LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.  All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Angelique Brou

Financial Reporting Manager

(713) 345-2145

abrou@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com

LRR Energy, L.P.

Selected Operating & Financial Data

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Production:
Oil (MBbls)	251	223	904	837
Natural gas (MMcf)	1,570	1,746	6,467	7,246
NGLs (MBbls)	98	86	366	315
Total (MBoe)	611	600	2,348	2,360
Average net production (Boe/d)	6,641	6,522	6,433	6,466

Average sales price:
Oil (per Bbl)
Sales price	$67.31	$91.78	$84.80	$92.21
Effect of settled commodity derivative instruments	19.47	(1.16)	5.10	(2.45)
Realized price	$86.78	$90.62	$89.90	$89.76
Natural gas (per Mcf)
Sales price	$4.02	$3.69	$4.41	$3.70
Effect of settled commodity derivative instruments	1.46	1.55	0.97	1.44
Realized price	$5.48	$5.24	$5.38	$5.14
NGLs (per Bbl)
Sales price	$25.17	$34.67	$31.04	$32.21
Effect of settled commodity derivative instruments	5.57	1.94	0.11	4.08
Realized price	$30.74	$36.61	$31.15	$36.29

Average cost per Boe:
Lease operating expenses	$11.68	$12.21	$11.00	$10.76
Production and ad valorem taxes	3.14	3.56	3.72	3.65
Depletion and depreciation	17.81	22.75	15.64	18.40
General and administrative expenses	4.81	5.17	4.88	5.07

Derivative instrument settlements and amortization (in thousands):
Commodity	$7,717	$2,612	$10,948	$9,661
Interest rate	$(205)	$(191)	$(847)	$(727)

LRR Energy, L.P.

Consolidated Condensed Statement of Operations

 (in thousands, except per unit amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Oil sales	$16,894	$20,467	$76,662	$77,181
Natural gas sales	6,315	6,436	28,521	26,800
Natural gas liquids sales	2,467	2,982	11,362	10,147
Gain (loss) on commodity derivative instruments, net	70,414	776	71,235	781
Other income	14	80	125	186
Total revenues	96,104	30,741	187,905	115,095

Operating expenses:
Lease operating expense	7,133	7,325	25,821	25,397
Production and ad valorem taxes	1,918	2,136	8,738	8,614
Depletion and depreciation	10,873	13,648	36,729	43,420
Impairment of oil and natural gas properties	37,758	63,663	37,758	63,663
Accretion expense	539	491	2,071	1,924
Loss (gain) on settlement of asset retirement obligations	80	24	151	358
General and administrative expense	2,937	3,099	11,447	11,965
Total operating expenses	61,238	90,386	122,715	155,341

Operating income (loss)	34,866	(59,645)	65,190	(40,246)

Other income (expense), net
Interest expense	(2,805)	(2,372)	(10,472)	(9,235)
Gain (loss) on interest rate derivative instruments, net	(860)	(115)	(1,790)	1,256
Other income (expense), net	(3,665)	(2,487)	(12,262)	(7,979)

Income (loss) before taxes	31,201	(62,132)	52,928	(48,225)
Income tax expense	(48)	46	(186)	(56)
Net income (loss)	$31,153	$(62,086)	$52,742	$(48,281)
Net income (loss) attributable to common control operations	—	—	—	(448)
Net income (loss) available to unitholders	$31,153	$(62,086)	$52,742	$(48,729)

Computation of net income (loss) per limited partner unit:

General partners’ interest in net Income (loss)	$31	$(62)	$53	$(49)

Limited partners’ interest in net Income (loss)	$31,122	$(62,024)	$52,689	$(48,680)

Net income (loss) per limited partner unit (basic and diluted)	$1.12	$(2.37)	$1.94	$(1.92)

Weighted average number of limited partner units outstanding (basic and diluted)	27,791	26,183	27,092	25,372

LRR Energy, L.P.

Consolidated Condensed Statement of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$52,742	$(48,281)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion and depreciation	36,729	43,420
Impairment of oil and natural gas properties	37,758	63,663
Accretion expense	2,071	1,924
Amortization of equity awards	1,081	549
Amortization of derivative contracts	692	1,002
Amortization of deferred financing costs and other	485	394
Loss (gain) on settlement of asset retirement obligations	151	358
Purchase of derivative contracts	—	—
Changes in operating assets and liabilities:
Change in receivables	(1,257)	(2,617)
Change in prepaid expenses	(532)	(855)
Change in derivative assets and liabilities	(59,344)	6,897
Change in amounts due to/from affiliates	(5,952)	(1,722)
Change in accrued liabilities	3,206	885
Change in deferred tax liabilities	55	(76)
Net cash provided by (used in) operating activities	67,885	65,541

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of oil and natural gas properties	(37,616)	—
Development of oil and natural gas properties	(32,389)	(35,805)
Disposition of oil and natural gas properties	55	—
Net cash provided by (used in) investing activities	(69,950)	(35,805)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving credit facility	68,000	60,000
Principal payments on revolving credit facility	(38,000)	(38,000)
Equity offering, net of expenses	25,984	59,513
Distributions	(53,428)	(48,893)
Deferred financing costs	(1,332)	—
Distribution to Lime Rock Resources	—	(60,672)
Contribution to Lime Rock Resources	—	(734)
Net cash provided by (used in) financing activities	1,224	(28,786)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(841)	950

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,417	3,467

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,576	$4,417

Supplemental disclosure of non-cash items to reconcile investing and financing activities
Property and equipment:
Change in accrued capital costs	$6,483	$1,663
Asset retirement obligations	(440)	(476)

LRR Energy, L.P.

Consolidated Condensed Balance Sheet

(in thousands, except unit amounts)

(unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$3,576	$4,417
Accounts receivable	11,124	9,867
Commodity derivative instruments	45,924	9,726
Due from affiliates	5,697	—
Prepaid expenses	1,840	1,603
Total current assets	68,161	25,613
Property and equipment (successful efforts method)	956,326	876,674
Accumulated depletion, depreciation and impairment	(506,368)	(431,837)
Total property and equipment, net	449,958	444,837
Commodity derivative instruments	38,540	16,746
Deferred financing costs, net of accumulated amortization and other	2,295	1,154
TOTAL ASSETS	$558,954	$488,350
LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$5,506	$2,300
Accrued capital cost	9,176	2,574
Due to affiliates	—	255
Commodity derivative instruments	556	2,217
Interest rate derivative instruments	2,327	648
Asset retirement obligations	1,065	488
Total current liabilities	18,630	8,482
Long-term liabilities:
Commodity derivative instruments	232	174
Interest rate derivative instruments	817	1,554
Term loan	50,000	50,000
Revolving credit facility	230,000	200,000
Asset retirement obligations	40,539	35,838
Deferred tax liabilities	99	44
Total long-term liabilities	321,687	287,610
Total liabilities	340,317	296,092
Unitholders’ equity:
General partner (22,400 units issued and outstanding as of December 31, 2014 and December 31, 2013)	310	303
Public common unitholders (19,492,291 units issued and outstanding as of December 31, 2014 and 17,710,334 units issued and outstanding as of December 31, 2013)	208,273	181,290
Affiliated common unitholders (4,089,600 units issued and outstanding as of December 31, 2014 and 1,849,600 units issued and outstanding as of December 31, 2013)	4,643	2,093
Subordinated unitholders (4,480,000 units issued and outstanding as of December 31, 2014 and 6,720,000 units issued and outstanding as of December 31, 2013)	5,411	8,572
Total unitholders’ equity	218,637	192,258
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$558,954	$488,350

LRR Energy, L.P.

Non-GAAP Reconciliation

(in thousands)

(unaudited)

LRR Energy defines Adjusted EBITDA as net income (loss) plus or minus income tax expense; interest expense-net, including loss (gain) on interest rate derivative instruments, net; depletion and depreciation; accretion of asset retirement obligations; amortization of equity awards; loss (gain) on settlement of asset retirement obligations; loss (gain) on commodity derivative instruments, net; commodity derivative instrument net cash settlements; impairment of oil and natural gas properties; and other non-recurring items that LRR Energy deems appropriate.

Adjusted EBITDA is used as a supplemental financial measure by LRR Energy’s management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess LRR Energy’s financial performance as compared to that of other companies and partnerships in the industry, without regard to financing methods, capital structure or historical cost basis.

Distributable Cash Flow is defined as Adjusted EBITDA less cash income tax expense; cash interest expense; and estimated maintenance capital. Distribution Coverage Ratio is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of LRR Energy’s outstanding common, subordinated and general partner units.

Distributable Cash Flow and the Distribution Coverage Ratio are used as supplemental financial measures by LRR Energy’s management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to compare basic cash flows generated by LRR Energy (prior to the establishment of any retained cash reserve by its general partner) to the cash distributions it expects to pay its unitholders. Distributable Cash Flow and the Distribution Coverage Ratio are also important financial measures for LRR Energy’s unitholders as they serve as indicators of its success in providing a cash return on investment. Specifically, these metrics indicate to investors whether or not LRR Energy is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable Cash Flow and the Distribution Coverage Ratio are quantitative standards used throughout the investment community with respect to publicly traded partnerships and limited liability companies because the yield is based on the amount of cash distributions the entity pays to a unitholder compared to the unit price.

LRR Energy’s management believes that Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio are useful to investors because these measures are used by many partnerships in the industry as measures of operating and financial performance and are commonly employed by financial analysts and others to evaluate its operating and financial performance from period to period and to compare it with the performance of other publicly traded partnerships within the industry. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio should not be considered alternatives to net income, operating income or any other measures of financial performance presented in accordance with GAAP. LRR Energy’s Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA, Distributable Cash Flow or the Distribution Coverage Ratio in the same manner. The following table presents a reconciliation of Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio to net income (loss), LRR Energy’s most directly comparable GAAP financial performance measure, for the three months and years ended December 31, 2014 and 2013.

LRR Energy, L.P.

Non-GAAP Reconciliation

(continued)

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net (loss) income	$31,153	$(62,086)	$52,742	$(48,281)
Income tax expense	48	(46)	186	56
Interest expense-net, including loss (gain) on interest rate derivative instruments, net	3,665	2,487	12,262	7,979
Depletion and depreciation	10,873	13,648	36,729	43,420
Accretion of asset retirement obligations	539	491	2,071	1,924
Amortization of equity awards	262	158	1,081	549
Loss (gain) on settlement of asset retirement obligations	80	24	151	358
Loss (gain) on commodity derivative instruments, net	(70,414)	(776)	(71,235)	(781)
Commodity derivative instrument net cash settlements	7,899	2,868	11,640	10,663
Impairment of oil and natural gas properties	37,758	63,663	37,758	63,663
Adjusted EBITDA	$21,863	$20,431	$83,385	$79,550

Adjusted EBITDA	21,863	20,431	83,385	79,550
Cash income tax expense	(49)	(24)	(146)	(132)
Cash interest expense	(2,787)	(2,459)	(10,905)	(9,513)
Estimated maintenance capital (1)	(5,300)	(5,075)	(20,300)	(20,300)
Distributable cash flow	$13,727	$12,873	$52,034	$49,605

Cash distribution	$13,978	$12,884	$54,520	$50,992
Distribution coverage ratio	0.98	1.00	0.95	0.97

(1)             Estimated maintenance capital expenditures as defined by our partnership agreement represent our estimate of the amount of capital required on average per year to maintain our production over the long term.